                                                                   EXHIBIT 10.21

                            JOINT-MARKETING AGREEMENT

      This Joint Marketing Agreement ("AGREEMENT") is entered into and effective as of November 2, 2004 ("EFFECTIVE DATE"), by and between Helix BioMedix, Inc. a Delaware corporation ("HXBM"), and Body Blue Inc., a Canadian corporation ("BODY BLUE"). HXBM and Body Blue each may be referred to in this Agreement individually as a "PARTY" or collectively as the "PARTIES".

                                    RECITALS

      WHEREAS, HXBM has a proprietary library of peptide sequences and desires to engage Body Blue to assist in the marketing of those peptides for use in certain products to be sold in certain geographical territories; and

      WHEREAS, Body Blue is in the business of formulating and manufacturing peptide-based products and desires to market HXBM's peptides in exchange for HXBM's promotion of Body Blue's formulation and manufacturing services, upon the terms and subject to the conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do agree as follows:

                    1 - PROSPECTS, PRODUCTS AND TERRITORIES-

      1.1 Prospects. Body Blue shall be the exclusive marketing representative for HXBM with respect to the companies for the product candidates within the territories set for on Exhibit A attached hereto and incorporated hereby ("CO-MARKETED PRODUCTS"). The Parties intend to amend Exhibit A from time to time as Body Blue identifies additional prospects, products and territories that are acceptable to HXBM in its sole discretion.

      1.2 Body Blue's Responsibilities. Body Blue agrees to use its best commercial efforts to promote and maximize the sales of Co-marketed Products at its sole cost and expense. Body Blue shall not describe or represent HXBM, any HXBM peptide or intellectual property except as expressly stated in HXBM's applicable written materials that are provided to Body Blue by HXBM.

      1.2 Excluded Prospects. Body Blue shall have no rights to market HXBM peptides to the companies for the product candidates within the territories set forth on Exhibit B attached hereto and incorporated hereby. The Parties intend to amend Exhibit B from time to time as HXBM identifies additional prospects to whom it wishes to market directly or with other parties.

                  2 - FORMULATION AND MANUFACTURING PROMOTION-

      2.1 Preferred Provider. HXBM shall identify Body Blue as its preferred provider of peptide formulation and manufacturing services to companies that are interested in licensing one or more HXBM peptides for use in cosmetic products.

      2.2 HXBM's Responsibilities. HXBM shall not describe or represent Body Blue nor any peptide formulation or manufacturing process used by Body Blue except as expressly stated in Body Blue's applicable written materials that are provided to HXBM by Body Blue.

                          3 - THIRD PARTY AGREEMENTS-

      3.1 Contractual Arrangements. The Parties intend to maximize their respective profits through the co-promotion activities contemplated in this Agreement and acknowledge that contractual arrangements that arise from such activities, if any, may be structured in a variety of ways. For example, a third party may want to license a peptide sequence from HXBM and directly contract with Body Blue for manufacturing. Accordingly, agreements, if any, between the Parties relating to the commercialization of a Co-marketed Product by a third party would be negotiated on a case-by-case basis. Although the Parties anticipate that any profits from any agreements among each of the Parties and a third party would be equally allocated between the Parties, nothing in this Agreement shall result in HXBM obtaining an economic return related to a third party's commercialization of an HXBM peptide sequence that is less than HXBM would receive through a commercially standard licensing arrangement with such third party if this Agreement did not exist.

                          4 - CONFIDENTIAL INFORMATION

      4.1 Confidential Information. Each Party ("RECEIVING PARTY") shall treat the terms and conditions of this Agreement and all of the Confidential Information that it receives from the other Party ("DISCLOSING PARTY") as secret, confidential, and proprietary of the Disclosing Party and shall not disclose or use such Confidential Information of the Disclosing Party without the prior written consent of the Disclosing Party for any purpose except as expressly permitted under this Agreement. The Receiving Party shall develop and implement such procedures as may be required to prevent the intentional or negligent disclosure to third parties of such Confidential Information of the Disclosing Party, including, but not limited to, requiring each of its employees having access to Confidential Information of the Disclosing Party to enter into a proprietary information agreement consistent with, and no less protective of the Disclosing Party's rights in the Confidential Information than, the terms set forth in this Article 4 and in this Agreement.

      4.2 Exclusions. Notwithstanding the foregoing, nothing in this Agreement shall prevent the disclosure or use by the Receiving Party of the Disclosing Party's Confidential Information that:

            (a) Prior to the transmittal thereof to the Receiving Party was of general public knowledge;

            (b) Becomes, subsequent to the time of transmittal to the Receiving Party, a matter of general public knowledge otherwise than as a consequence of a breach by the Receiving Party of any obligation under this Agreement;

Is made public by the Disclosing Party;

            (c) Was in the possession of the Receiving Party in documentary form prior to the time of disclosure thereof to the Receiving Party by the Disclosing Party, and is held by the Receiving Party free of any obligation of confidence to the Disclosing Party or any third party; or

            (d) Is received in good faith from a third party having the right to disclose it, who did not obtain such Confidential Information from the Disclosing Party and who imposes no obligation of secrecy on the Receiving Party with respect to such Confidential Information.

The Parties intend this Article 4 to survive the termination of this Agreement for a period of ten (10) years and to supercede any prior agreements between them with respect to the treatment of confidential information.

                        5 - REPRESENTATIONS & WARRANTIES

      5.1 Representations and Warranties of HXBM. HXBM represents and warrants to Body Blue that HXBM: (i) is duly organized and in good standing in the state of Delaware, (ii) has taken all corporate and other action necessary to enter into this Agreement, and, (iii) when executed by a duly authorized representation of HXBM, this Agreement shall be binding upon HXBM.

      5.2 Representations and Warranties of Body Blue. Body Blue represents and warrants to HXBM that Body Blue: (i) is duly organized and in good standing in Canada, (ii) has taken all corporate and other action necessary to enter into this Agreement, and (iii) when executed by a duly authorized representative of Body Blue, this Agreement shall be binding upon Body Blue.

      5.3 Trading Restrictions. Body Blue acknowledges that it and its personnel may in connection with this Agreement becomes aware of material nonpublic information regarding HXBM and that Federal and state securities laws prohibit Body Blue and such personnel and their families from purchasing or selling any securities on the basis of such material nonpublic information and from assisting any others to do so. Body Blue agrees that it shall not (and that it shall institute and monitor an on-going program to assure that its personnel and their family members do not) violate any applicable law or regulation bearing on trading in securities of HXBM.

             6 - DISCLAIMER OF WARRANTIES / LIMITATION OF LIABILITY

      6.1 Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, HXBM, ITS DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO ITS PEPTIDE SEQUENCES OR THE INTELLECTUAL PROPERTY ASSOCIATED THEREWITH INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENTS, ISSUED OR PENDING, NON-INFRINGEMENT OR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

      6.2 Limitation of Liability. IN NO EVENT SHALL EITHER PARTY, OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY OF THE FOREGOING.

                              7 - INDEMNIFICATION

      Body Blue shall at all times during the term of this Agreement and thereafter, indemnify defend and hold HXBM and its directors, officers, employees and affiliates (collectively, "Indemnitees") harmless against any and all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, resulting from the production, manufacture, sale, use, lease, consumption, advertisement or promotion of the Co-marketed Product(s) by Body Blue, provided that the Indemnitee notifies Body Blue promptly of any such claim or threatened claim, and fully cooperates with all reasonable requests of Body Blue with respect thereto; and provided that Body Blue shall have the sole right to control the defense, settlement or compromise of any such action. Body Blue's indemnification under this Section 7 shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the gross negligence or intentional misconduct of any of the Indemnitees.

                              8 - NON-USE OF NAMES

      Neither Party shall use the names or trademarks of the other Party, nor any adaptation thereof in any advertising, promotional or sales literature without prior written consent obtained from such other Party. Notwithstanding the foregoing, HXBM may refer to the existence of this Agreement in filings under the securities laws and in securities offering materials prepared in accordance with applicable securities laws.

                                 9 - TERMINATION

      9.1 Term. The term of the Agreement shall begin on the Effective Date and shall continue for a two-year period. Either Party may extend the term of this Agreement for one (1) additional year by providing the other Party with written notice of such election at least ninety (90) but not more than one hundred twenty (120) days prior to the expiration of the two-year period referenced in the preceding sentence.

      9.2 Termination for Breach. Upon any material breach of any provision of this Agreement by a party (the "BREACHING PARTY"), the other party (the "NON-BREACHING PARTY") shall have a right to give written notice thereof ("NOTICE OF DEFAULT") to the Breaching Party. If the Breaching Party does not cure such material breach within thirty (30) days after the date of the Notice of Default, the Non-Breaching Party shall have the right to terminate this Agreement by a second written notice ("NOTICE OF TERMINATION") to the Breaching Party. If the Non-Breaching Party sends a Notice of Termination to the Breaching Party, this Agreement will automatically terminate on the date of such Notice of Termination.

      9.3 Termination for Bankruptcy. To the extent permitted by applicable law, each Party shall have the right to immediately terminate this Agreement by giving written notice to the other Party, in the event the other Party: (i) provides notice of its intent to file (or does actually file without providing said notice) a petition in bankruptcy; (ii) attempts to make an assignment hereof for the benefit of creditors or otherwise; (iii) discontinues or dissolves its business; or (iv) if a receiver is appointed for it.

                     10 - NOTICES AND OTHER COMMUNICATIONS

      Any notice or other communication pursuant to this Agreement shall be sufficiently made or given if sent to such party by certified first class mail, return receipt requested, postage prepaid, by reputable overnight courier, or by facsimile (with confirmation emission) addressed to it at its address below or as it shall designate by written notice given to the other party:

            In the case of HXBM:

            Helix BioMedix, Inc.
            22122 - 20th Avenue SE
            Bothell, WA  98021
            Fax: (425) 806-2999
            Attn: President

            In the case of Body Blue:

            Body Blue Inc.
            Attn: David Elliot, President
            2280 Drew Road
            Mississauga, Ontario L5S 1B* Canada
            Fax: (732) 219-0314

      All notices sent by first class mail shall be deemed to have been given four (4) business days after deposit, all notices sent by overnight courier or facsimile shall be deemed to have been given one (1) business day after deposit or transmission, as applicable.

                        11 - DISPUTES; DISPUTE RESOLUTION

      11.1 Disputes. Any dispute that may arise relating to the terms of this Agreement or the activities of the Parties hereunder shall be brought to the attention of the President of each Party, who shall use their good faith efforts to mutually agree upon the proper course of action to resolve the dispute. If any dispute is not resolved by the Presidents of the Parties within thirty (30) consecutive days after such dispute is referred to them, then either Party shall have the right to refer such dispute to an Expert for expedited arbitration as set forth in subparagraphs (a) through (c) below.

            (a) With respect to disputes that are not resolved by the Presidents of the Parties, upon written request by either Party to the other Party, the Parties shall promptly negotiate in good faith to appoint a mutually acceptable disinterested, conflict-free individual not affiliated with either Party, with scientific, technical and regulatory experience with respect to the development of peptides-based products necessary to resolve such dispute (an "Expert"). If the Parties are not able to agree within five (5) days after the receipt by a Party of the written request in the immediately preceding sentence, the CPR Institute for Dispute Resolution shall be responsible for selecting an Expert within seven (7) days of being approached by a Party. The fees and costs of the Expert and the CPR Institute for Dispute Resolution shall be shared equally by the Parties.

            (b) Within fifteen (15) days after the designation of the Expert, the Parties shall each simultaneously submit to the Expert and one another a written statement of their respective positions on such disagreement. Each Party shall have five (5) days from receipt of the other Party's submission to submit a written response thereto, which shall include any scientific and technical information in support thereof. The Expert shall have the right to meet with the Parties, either alone or together, as necessary to make a determination.

            (c) No later than thirty (30) days after the designation of the Expert, the Expert shall make a determination by selecting the resolution proposed by one of the Parties that as a whole is the most fair and reasonable to the Parties in light of the totality of the circumstances and shall provide the Parties with a written statement setting forth the basis of the determination in connection therewith. The decision of the Expert shall be final and conclusive, absent manifest error.

                               12 - PRESS RELEASES

      12.1. Press Releases. Press releases or other similar public communication by either Party relating to this Agreement, shall be approved in advance by the other Party, which approval shall not be unreasonably withheld or delayed, except for those communications required by applicable law (which shall be provided to the other Party as soon as practicable after the receipt of communication thereof), disclosures of information for which consent has previously been obtained, and information of a similar nature to that which has been previously disclosed publicly with respect to this Agreement, each of which shall not require advance approval.

                          13 - MISCELLANEOUS PROVISIONS

      13.1 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure to delay in fulfilling or performing any term of this Agreement when such failure of delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, shortages, epidemics, quarantines, war, acts of terrorism, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party shall notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform; provided, however, that in the event the suspension of performance continues for one-hundred and eighty
(180) days after the date of the occurrences, the Parties shall meet to discuss in good faith how to proceed in order to accomplish the commercialization of the Co-marketed Products.

      13.2 Assignment. Without the prior written consent of the other Party, neither Party shall sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or duties hereunder; provided, however, that either Party may assign or transfer this Agreement or any of its rights or obligations hereunder without the consent of the other Party to any third party with which it may merge or consolidate, or to which it may transfer all or substantially all of its assets if in any event (i) the assigning Party (provided that it is not the surviving entity) remains jointly and severally liable with the third party assignee and (ii) the third party assignee or surviving entity assumes in writing all of the assigning Party's obligations under this Agreement. Any purported assignment or transfer in violation of this Section shall be void ab initio and of no force or effect.

      13.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provisions or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid and enforceable provisions as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and reasonably acceptable to the Parties herein. To the fullest extent permitted by applicable law, each Party hereby waives any provision of law that would render any provision prohibited or unenforceable in any respect.

      13.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington, applicable to contracts made and wholly performed within such jurisdiction by residents of such jurisdiction. Subject to Section 11.1, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of Washington and the United States District court of the Western District of Washington for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any actions, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of Washington or the United States District Court for the Western District of Washington, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party hereto further agrees that service of any process, summons notice or document by U.S. registered mail to its address set forth below shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

      13.5 Entire Agreement. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and all prior agreements, understating, promises and representations, whether written or oral, with respect thereto are superceded hereby. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein. No amendment, modification, release or discharge shall be binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties. .

      13.6 No Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit hereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

      13.7 Attorneys Fees. In the event that any disputes among the parties to this Agreement should result in litigation, the prevailing party in such disputes shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include without limitation, all fees, costs and expenses of appeals.

      13.8 No Benefit to Third Parties. The representations, warranties, covenants and agreement set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other parties.

      13.9 Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.

      13.10 References. Unless otherwise specified, (a) references in this Agreement to any Article, Section, Schedule or Exhibit shall mean references to such Article, Section, Schedule or Exhibit of this Agreement, (b) references in any section to any clause are references to such clause of such section, and (c) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

      13.11 Construction. Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word "or" is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term "including" as used here mean including, without limiting the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date set forth below.

HELIX BIOMEDIX, INC.                         BODY BLUE INC.
("HXBM")                                     ("Body Blue")

By: ___________________________              By: _____________________________

Name: R. Stephen Beatty                      Name: David Elliot

Title: President                             Title: President

                                   EXHIBIT A

This Exhibit A is an exhibit to that Co-Marketing Agreement ("Agreement") between Helix BioMedix, Inc. ("HXBM) and Body Blue Inc. ("Body Blue") and sets forth the names of the companies that HXBM has authorized Body Blue to market the specified peptides for the specified products pursuant to the terms of the Agreement. Body Blue acknowledges that HXBM, directly or indirectly, will be marketing the same peptides for the same products to others during the term of the Agreement which may result in such peptides becoming unavailable to the companies approached by Body Blue.*

COMPANY      PEPTIDE                 PRODUCT AREA
-------      -------       --------------------------------
[*]          HB 168        Anti-wrinkle cosmetic for humans
[*]          HB 64         Anti-acne cosmetic for humans
[*]          HB 168        Anti-wrinkle cosmetic for humans
[*]          HB 64         Anti-odor for humans
[*]          HB 64         Anti-odor for humans
[*]          HB 168        Anti-wrinkle cosmetic for humans
[*]          HB 168        Anti-wrinkle cosmetic for humans
[*]          HB 64         Anti-acne cosmetic for humans
[*]          HB 168        Anti-wrinkle cosmetic for humans
[*]          HB 168        Anti-wrinkle cosmetic for humans
[*]          HB 168        Anti-wrinkle cosmetic for humans
[*]          HB 64         Anti-odor for humans
[*]          HB 64         Anti-acne cosmetic for humans
 *

--------------------

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ("SEC") PURSUANT TO SEC RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

                                   EXHIBIT B

This Exhibit B is an exhibit to that Co-Marketing Agreement ("Agreement") between Helix BioMedix, Inc. ("HXBM) and Body Blue Inc. ("Body Blue") and sets forth the names of the companies that HXBM has excluded from the Agreement. Body Blue acknowledges that for any company to whom it wishes to market* Helix peptides that does not appear on either Exhibit A or Exhibit B attached to the Agreement, it will request, in writing to HXBM, that such company, peptide and product area be added to Exhibit A, and HXBM shall promptly respond to such request in its sole discretion.

[*]
[*]
[*]
[*]
[*]
[*]
[*]

--------------------

[*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS AGREEMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SEC PURSUANT TO SEC RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.